Exhibit 99.1

CONTACT:	Investor Relations	Corporate Communications
	404-715-2170	404-715-2554
	InvestorRelations@delta.com	Media@delta.com

Delta Air Lines Announces December Quarter and Full Year 2024 Financial Results

Delivered record December quarter revenue and operating profit with industry-leading operational performance

Reported record full year 2024 revenue, $5 billion of pre-tax income, $8 billion of operating cash flow and $3.4 billion of free cash flow

Guiding to 2025 earnings of greater than $7.35 per share and free cash flow of greater than $4 billion

Expect March quarter revenue growth of 7 to 9 percent with earnings of $0.70 to $1.00 per share

ATLANTA, January 10, 2025 – Delta Air Lines (NYSE: DAL) today reported financial results for the December quarter and full year 2024 and provided its outlook for the March quarter and full year 2025. Highlights of the December quarter and full year 2024, including both GAAP and adjusted metrics, are on page six and incorporated here.

“2024 was a great year for Delta with our results reflecting differentiation from the industry and increased durability. Our people finished the year strong, delivering industry-leading operational and financial performance. Sharing Delta’s success is core to our culture, and I’m excited to recognize our people's outstanding efforts with $1.4 billion in profit sharing payments next month,” said Ed Bastian, Delta’s chief executive officer.

“As we move into 2025, we expect strong demand for travel to continue, with consumers increasingly seeking the premium products and experiences that Delta provides. Our differentiated strategy and best-in-class operations, combined with demand strength and an increasingly constructive industry backdrop, position us to deliver the best financial year in Delta's 100-year history, with pre-tax income greater than $6 billion, earnings per share greater than $7.35 and free cash flow of more than $4 billion.”

December Quarter 2024 GAAP Financial Results

•	Operating revenue of $15.6 billion
•	Operating income of $1.7 billion with an operating margin of 11.0 percent
•	Pre-tax income of $1.2 billion with a pre-tax margin of 7.7 percent
•	Earnings per share of $1.29
•	Operating cash flow of $1.9 billion
•	Payments on debt and finance lease obligations of $1.5 billion
•	Total debt and finance lease obligations of $16.2 billion at quarter end

December Quarter 2024 Non-GAAP Financial Results

•	Operating revenue of $14.4 billion
•	Operating income of $1.7 billion with an operating margin of 12.0 percent
•	Pre-tax income of $1.6 billion with a pre-tax margin of 10.8 percent
•	Earnings per share of $1.85
•	Operating cash flow of $1.8 billion

1

Full Year 2024 GAAP Financial Results

•	Operating revenue of $61.6 billion
•	Operating income of $6.0 billion with an operating margin of 9.7 percent
•	Pre-tax income of $4.7 billion with a pre-tax margin of 7.6 percent
•	Earnings per share of $5.33
•	Operating cash flow of $8.0 billion
•	Payments on debt and finance lease obligations of $4.0 billion

Full Year 2024 Adjusted Financial Results

•	Operating revenue of $57.0 billion, 4.3 percent higher than the full year 2023
•	Operating income of $6.0 billion with an operating margin of 10.6 percent
•	Pre-tax income of $5.2 billion with a pre-tax margin of 9.1 percent
•	Earnings per share of $6.16
•	Operating cash flow of $8.0 billion
•	Free cash flow of $3.4 billion
•	Adjusted debt to EBITDAR of 2.6x, down from 3.0x at the end of 2023
•	Return on invested capital of 12.9 percent

Financial Guidance1

2025 guidance for earnings greater than $7.35 per share is more than 10 percent growth year-over-year compared to a normalized 2024 earnings per share baseline, excluding the 45-cent impact of the CrowdStrike-caused outage in the September quarter. On a non-GAAP basis, 2025 earnings per share guidance represents greater than 19 percent growth year-over-year.

	FY 2025 Forecast[2]	3-5 Year Targets[4]
Earnings Per Share YoY	Greater than 10%	10% average
Free Cash Flow ($B)	Greater than $4	$3 - $5
Gross Leverage[3]	2x or less	1x

1Q25 Forecast
Total Revenue YoY	Up 7% - 9%
Operating Margin	6% - 8%
Earnings Per Share	$0.70 - $1.00

[1]Non-GAAP measures; Refer to Non-GAAP reconciliations for historical comparison figures
[2]Year-over-year EPS growth excludes the 45-cent impact of the CrowdStrike-caused outage in 2024
[3]Adjusted debt to EBITDAR
[4]Introduced at November 2024 Investor Day

2

Revenue Environment and Outlook

"Delta built momentum as we closed out 2024, with December quarter total revenue growth of 5.7 percent coming in ahead of guidance as our team delivered industry-leading operational performance and demand trends accelerated through the quarter,” said Glen Hauenstein, Delta's president. "With strength continuing into the new year, we expect March quarter adjusted revenue to be 7 to 9 percent higher than 2024 on growth in capacity and unit revenue."

•	Demand accelerated through the quarter: Delta delivered December quarter revenue growth of 5.7 percent over the prior year, ahead of guidance of 2 to 4 percent growth on strong operational performance and an acceleration in demand through the quarter. During the months of November and December, Delta saw four of the top ten revenue days in the company's history and double-digit growth in cash bookings driven by both leisure and corporate travelers. Adjusted total unit revenue (TRASM) improved several points sequentially to up 0.4 percent year-over-year, including a 1 point expected impact from the election in November.

•	Diversified revenue streams differentiate Delta's performance: Delta's diversified revenue base, led by premium and loyalty, contributed 57 percent of total revenue in 2024. In the December quarter, premium revenue growth outperformed main cabin by 6 points. American Express remuneration of nearly $2 billion grew 14 percent year-over-year, supported by an acceleration in card spend and acquisitions. Cargo revenue was up 32 percent in the December quarter year-over-year, sequentially improving throughout the year, with full year revenue growth of 14 percent over prior year.

•	Continued strength in international, led by Transatlantic: All three international geographies improved sequentially and relative to initial expectations, with international passenger revenue growth of 6 percent year-over-year in the December quarter. The largest international entity, Transatlantic, delivered 6 percent growth year-over-year in unit revenue in the quarter, marking the strongest improvement of any entity this year.

•	Corporate sales up double-digits with positive outlook: Managed corporate sales* were up 10 percent year-over-year during the quarter, with growth led by the technology and financial services sectors. Recent corporate survey results indicate that 90 percent of companies surveyed expect their travel volumes to increase sequentially or stay the same in the March quarter and further into 2025.

*Corporate travel sales represent the revenue from tickets sold to corporate contracted customers, including tickets for travel during and beyond the referenced time period

Cost Performance and Outlook

“Delta delivered the most profitable December quarter in our history with pre-tax income of $1.6 billion, up $500 million over prior year. Through the year, our teams delivered industry-leading operational performance and maintained a focus on driving efficiency that supported low-single digit non-fuel unit cost growth, consistent with our outlook at the start of the year and among the best in the industry,” said Dan Janki, Delta’s chief financial officer. “As efficiency gains continue, we expect non-fuel unit cost growth to continue in the low-single digits for the full year 2025 as efficiencies offset the impact of slower capacity growth and continued investments in our people and the customer experience.”

December Quarter 2024 Cost Performance

•	Operating expense of $13.8 billion and adjusted operating expense of $12.7 billion
•	Adjusted non-fuel costs of $9.9 billion
•	Non-fuel CASM was 13.72¢, an increase of 3.3 percent year-over-year
•	Adjusted fuel expense of $2.4 billion was down 18 percent year-over-year
•	Adjusted fuel price of $2.34 per gallon decreased 22 percent year-over-year with a refinery loss of 4¢ per gallon
•	Fuel efficiency, defined as gallons per 1,000 ASMs, was 14.2, a 0.9 percent improvement year-over-year

3

Full Year 2024 Cost Performance

•	Operating expense of $55.6 billion and adjusted operating expense of $51.0 billion
•	Adjusted non-fuel costs of $39.1 billion
•	Non-fuel CASM was 2.8 percent higher year-over-year
•	Adjusted fuel expense of $10.5 billion was down 5 percent year-over-year
•	Adjusted fuel price of $2.56 per gallon declined 10 percent year-over-year and includes a refinery benefit of 1¢ per gallon
•	Fuel efficiency, defined as gallons per 1,000 ASMs, was 14.3, a 1.1 percent improvement year-over-year

Balance Sheet, Cash and Liquidity

“In 2024, Delta delivered $3.4 billion of free cash flow while reinvesting nearly $5 billion into the business. With continued prioritization of the balance sheet, leverage improved to 2.6x and Delta returned to investment grade at all three credit rating agencies, accomplishing a key milestone and reflecting our financial durability,” Janki said. “In 2025, we expect to grow free cash flow to over $4 billion, supporting meaningful debt repayment and further leverage improvement to 2x or less as we progress towards our long-term gross leverage target of 1x."

•	Adjusted net debt of $18.0 billion at December quarter end, a reduction of $3.6 billion from the end of 2023
•	Payments on debt and finance lease obligations for the December quarter of $1.5 billion
•	Weighted average interest rate of 4.3 percent with 94 percent fixed rate debt and 6 percent variable rate debt
•	Adjusted operating cash flow in the December quarter of $1.8 billion, and with gross capital expenditures of $1.2 billion, free cash flow was $678 million
•	Full year adjusted operating cash flow of $8.0 billion and gross capital expenditures of $4.8 billion, resulting in $3.4 billion free cash flow
•	Air Traffic Liability ended the quarter at $7.1 billion
•	Liquidity* of $6.1 billion at year-end, including $3.1 billion in undrawn revolver capacity

*Includes cash and cash equivalents, short-term investments and undrawn revolving credit facilities

4

December Quarter and Full Year 2024 Highlights

Operations, Network and Fleet

•	Earned the Cirium Platinum Award for operational excellence for the fourth consecutive year and named the most on-time airline in North America, recognizing Delta's commitment to strong operational performance
•	Operated the most reliable airline among our competitors in the December quarter, leading on all key metrics, including completion factor, and on-time departures and arrivals[1]
•	Took delivery of 11 aircraft in the December quarter, bringing full year aircraft deliveries to 38, including the A321neo, A220-300, A330-900 and A350-900 aircraft
•	Began flying a new long-haul route to Brisbane this winter and expanded connectivity with nonstop flights from Tampa to Amsterdam, Orlando to London and New York to Lagos
•	Completed DCA connectivity from Delta hubs with the launch of SEA-DCA starting in March 2025
•	Announced first-ever nonstop service between Minneapolis-St. Paul and Copenhagen, expanding Delta’s European network and increasing options to European destinations for Minneapolis customers
•	Added 13 new Latin America routes from 6 hubs, increasing Delta's reach to winter leisure destinations

Culture and People

•	Delta people earned $1.4 billion in profit sharing to be paid out in February, and $86 million in Shared Rewards for the year, recognizing the outstanding performance of Delta’s 100,000 employees
•	Highest scoring airline in the 2024-2025 All-American Executive Team rankings by Extel (formerly Institutional Investor) for the seventh consecutive year and earned the Most Honored Company designation
•	Opened a new pilot training facility in Salt Lake City, a nearly 50,000-square-foot facility, constructed to host more than 1,000 training events every month
•	Hosted “Breast Cancer One” charter for the 18th year, bringing together 150 employees who have battled breast cancer and highlighting Delta’s 19-year partnership with the Breast Cancer Research Foundation
•	Contributed $1 million to the American Red Cross for Hurricane Helene and Hurricane Milton relief
•	Partnered with Marine Toys for Tots for the 20th annual TechOps Bike Drive in December and presented them with a record 1,700 bikes and over 2,000 toys
•	Delta volunteers helped build four new homes with Atlanta Habitat for Humanity, bringing the total number of homes built or rehabbed to 287 across 13 countries
•	Hosted Delta’s 13th annual Veterans Day Celebration, a two-day event led by the Delta TechOps team and Veterans Business Resource Group to honor the 11,000 veteran employees at Delta

Customer Experience and Loyalty

•	Named No. 1 for business travelers for the 14th consecutive year by Business Travel News, highlighting Delta’s outstanding customer service and experience
•	Led U.S. airlines in the Forbes Travel Guide’s inaugural Verified Air Travel Awards, winning Best U.S. Airline, Best Domestic Business Class, Best U.S. Airline Lounge: JFK Delta One Lounge, Best Loyalty Program and Best Airline App
•	Named Airline of the Year by Global Traveler; recognized by the 21st Annual Global Traveler Tested Reader Survey Awards for Best Airline website, Best Airline Lounges, Best Airline for Domestic First Class and Best Airline App
•	Opened third Delta One Lounge in Boston, offering elevated services to customers including a one-of-a-kind culinary experience and access to the award-winning BOS Terminal E Delta Sky Club
•	Opened first-ever Delta Sky Club at Charlotte Douglass International Airport (CLT), spanning over 14,000 square feet, an important milestone in strengthening Delta's presence in Charlotte
•	Unveiled new cabin design to be implemented across the entire fleet, a modern interior designed to elevate the travel experience with new seating materials, enhanced lighting and a refreshed color palette
•	Launched first-of-its-kind partnership with Shake Shack, offering burgers on select flights out of Boston, with plans for expansion throughout 2025
•	Expanded Delta Digital ID to SLC and DCA with the TSA PreCheck® Touchless ID lane, giving customers access to the industry-leading touchless airport technology

Environmental, Social and Governance

•	In partnership with the Minnesota SAF Hub, Delta announced a new blending facility set to open in 2025 in Minnesota and has successfully transported sustainable aviation fuel (SAF) via pipeline to MSP and DTW
•	Began rolling out paper cups across the international network, with plans to expand across entire network in 2025, eliminating nearly 7 million pounds of single-use-plastic onboard annually once available system wide
•	Delta's Carbon Council nearly doubled fuel savings from 2023, saving 41 million gallons of jet fuel[2] in 2024
•	Began the installation of rooftop solar panels at Delta's headquarters in Atlanta, introducing renewable energy sources

1FlightStats preliminary data for Delta flights mainline system, Delta's competitive set (AA, UA, B6, AS, WN, and DL) from Oct 1 - Dec 31, 2024. On-time is defined as A0

2Relative to what Delta would have used without undertaking any fuel efficiency efforts

5

December Quarter and Full Year 2024 Results

December quarter and full year results have been adjusted primarily for the third-party refinery sales and gains/losses on investments as described in the reconciliations in Note A.

	GAAP		Adjusted		GAAP		Adjusted
($ in millions except per share and unit costs)	4Q24	4Q23	4Q24	4Q23	FY24	FY23	FY24	FY23
Operating income	1,717	1,323	1,735	1,330	5,995	5,521	6,016	6,334
Operating margin	11.0%	9.3%	12.0%	9.7%	9.7%	9.5%	10.6%	11.6%
Pre-tax income	1,201	2,275	1,566	1,064	4,658	5,608	5,201	5,220
Pre-tax margin	7.7%	16.0%	10.8%	7.8%	7.6%	9.7%	9.1%	9.5%
Net income	843	2,037	1,203	826	3,457	4,609	3,990	4,020
Diluted earnings per share	1.29	3.16	1.85	1.28	5.33	7.17	6.16	6.25
Operating revenue	15,559	14,223	14,437	13,661	61,643	58,048	57,001	54,669
Total revenue per available seat mile (TRASM) (cents)	21.60	20.78	20.04	19.95	21.37	21.34	19.76	20.10
Operating expense	13,842	12,900	12,702	12,330	55,648	52,527	50,985	48,335
Cost per available seat mile (CASM) (cents)	19.22	18.84	13.72	13.29	19.30	19.31	13.54	13.17
Fuel expense	2,409	2,941	2,391	2,933	10,566	11,069	10,544	11,121
Average fuel price per gallon	2.36	3.01	2.34	3.00	2.57	2.82	2.56	2.83
Operating cash flow	1,894	545	1,782	499	8,025	6,464	7,994	7,216
Capital expenditures	1,310	1,602	1,238	1,201	5,140	5,323	4,834	5,305
Total debt and finance lease obligations	16,194	20,054			16,194	20,054
Adjusted net debt			17,980	21,623			17,980	21,623

6

About Delta Air Lines Through exceptional service and the power of innovation, Delta Air Lines (NYSE: DAL) never stops looking for ways to make every trip feel tailored to every customer.

There are 100,000 Delta people leading the way to deliver a world-class customer experience on up to 5,000 peak day flights to more than 290 destinations on six continents, connecting people to places and to each other.

Delta served more than 200 million customers in 2024 -- safely, reliably and with industry-leading customer service innovation – and was recognized by J.D. Power this year for being No. 1 in First/Business and Premium Economy Passenger Satisfaction. The airline also was recognized again as North America’s most on-time airline in 2024 and our people earned the Platinum Award for Operational Excellence from Cirium.

We remain committed to ensuring that the future of travel is connected, personalized and enjoyable. Our people’s genuine and enduring motivation is to make every customer feel welcomed and cared for across every point of their journey with us.

Headquartered in Atlanta, Delta operates significant hubs and key markets in Amsterdam, Atlanta, Bogota, Boston, Detroit, Lima, London-Heathrow, Los Angeles, Mexico City, Minneapolis-St. Paul, New York-JFK and LaGuardia, Paris-Charles de Gaulle, Salt Lake City, Santiago (Chile), Sao Paulo, Seattle, Seoul-Incheon and Tokyo.

As the leading global airline, Delta's mission to connect the world creates opportunities, fosters understanding and expands horizons by connecting people and communities to each other and to their own potential.

Powered by innovative and strategic partnerships throughout the world with Aeromexico, Air France-KLM, China Eastern, Korean Air, LATAM, Virgin Atlantic and WestJet, Delta brings more choice and competition to customers worldwide. Delta’s premium product line is elevated by its unique partnership with Wheels Up Experience.

Delta is America's most-awarded airline thanks to the dedication, passion and professionalism of its people. In addition to the awards from J.D. Power and Cirium, Delta has been recognized as the top U.S. airline by the Wall Street Journal; among Fast Company’s Most Innovative Companies; the World’s Most Admired Airline and one of the Best 100 Companies to Work For according to Fortune; one of Glassdoor’s Best Places to Work; the top carrier for business travelers by Business Travel News; and topped 5 categories, including the Best U.S. Airline award, in Forbes Travel Guide’s Verified Air Travel Awards. In addition, Delta has been named to the Civic 50 by Points of Light for the past seven years as one of the most community minded companies in the U.S.

Forward Looking Statements

Statements made in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections, goals, aspirations, commitments or strategies for the future, should be considered “forward-looking statements” under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees or promised outcomes and should not be construed as such. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections, goals, aspirations, commitments and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the possible effects of serious accidents involving our aircraft or aircraft of our airline partners; breaches or lapses in the security of technology systems we use and rely on, which could compromise the data stored within them, as well as failure to comply with evolving global privacy and security regulatory obligations or adequately address increasing customer focus on privacy issues and data security; disruptions in our information technology infrastructure; our dependence on technology in our operations; increases in the cost of aircraft fuel; extended disruptions in the supply of aircraft fuel, including from Monroe Energy, LLC (“Monroe”), a wholly-owned subsidiary of Delta that operates the Trainer refinery; failure to receive the expected results or returns from our commercial relationships with airlines in other parts of the world and the investments we have in certain of those airlines; the effects of a significant disruption in the operations or performance of third parties on which we rely; failure to comply with the financial and other covenants in our financing agreements; labor issues; the effects on our business of seasonality and other factors beyond our control, such as changes in value in our equity investments, severe weather conditions, natural disasters or other environmental events, including from the impact of climate change; failure or inability of insurance to cover a significant liability at Monroe’s refinery; failure to comply with existing and future environmental regulations to which Monroe’s refinery operations are subject, including costs related to compliance with renewable fuel standard regulations; significant damage to our reputation and brand, including from exposure to significant adverse publicity or inability to achieve certain sustainability goals; our ability to retain senior management and other key employees, and to maintain our company culture; disease outbreaks, such as the COVID-19 pandemic or similar public health threats, and measures implemented to combat them; the effects of terrorist attacks, geopolitical conflict or security events; competitive conditions in the airline industry; extended interruptions or disruptions in service at major airports at which we operate or significant problems associated with types of aircraft or engines we operate; the effects of extensive government regulation we are subject to; the impact of environmental regulation, including but not limited to regulation of hazardous substances, increased regulation to reduce emissions and other risks associated with climate change, and the cost of compliance with more stringent environmental regulations; and unfavorable economic or political conditions in the markets in which we operate or volatility in currency exchange rates.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission (SEC) filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and subsequent quarterly reports and other filings filed with the SEC from time to time. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of the date of this press release, and which we undertake no obligation to update except to the extent required by law.

7

DELTA AIR LINES, INC.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
(in millions, except per share data)	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Operating Revenue:
Passenger	$12,815	$12,174	$641	5%	$50,894	$48,909	$1,985	4%
Cargo	249	188	61	32%	822	723	99	14%
Other	2,495	1,861	634	34%	9,927	8,416	1,511	18%
Total operating revenue	15,559	14,223	1,336	9%	61,643	58,048	3,595	6%

Operating Expense:
Salaries and related costs	4,127	3,769	358	9%	16,161	14,607	1,554	11%
Aircraft fuel and related taxes	2,409	2,941	(532)	(18)%	10,566	11,069	(503)	(5)%
Ancillary businesses and refinery	1,333	745	588	79%	5,416	4,172	1,244	30%
Contracted services	1,094	1,033	61	6%	4,228	4,041	187	5%
Landing fees and other rents	803	683	120	18%	3,150	2,563	587	23%
Aircraft maintenance materials and outside repairs	626	572	54	9%	2,616	2,432	184	8%
Depreciation and amortization	635	610	25	4%	2,513	2,341	172	7%
Passenger commissions and other selling expenses	620	563	57	10%	2,485	2,334	151	6%
Regional carrier expense	598	537	61	11%	2,328	2,200	128	6%
Passenger service	449	442	7	2%	1,788	1,750	38	2%
Profit sharing	425	299	126	42%	1,389	1,383	6	–%
Aircraft rent	137	137	–	–%	548	532	16	3%
Pilot agreement and related expenses	–	–	–	–%	–	864	(864)	NM
Other	586	569	17	3%	2,460	2,239	221	10%
Total operating expense	13,842	12,900	942	7%	55,648	52,527	3,121	6%

Operating Income	1,717	1,323	394	30%	5,995	5,521	474	9%

Non-Operating (Expense)/Income:
Interest expense, net	(181)	(207)	26	(13)%	(747)	(834)	87	(10)%
Gain/(loss) on investments, net	(247)	1,218	(1,465)	NM	(319)	1,263	(1,582)	NM
Loss on extinguishment of debt	(3)	–	(3)	NM	(39)	(63)	24	(38)%
Miscellaneous, net	(85)	(59)	(26)	44%	(232)	(279)	47	(17)%
Total non-operating (expense)/income, net	(516)	952	(1,468)	NM	(1,337)	87	(1,424)	NM

Income Before Income Taxes	1,201	2,275	(1,074)	(47)%	4,658	5,608	(950)	(17)%

Income Tax Provision	(358)	(238)	(120)	50%	(1,201)	(999)	(202)	20%

Net Income	$843	$2,037	$(1,194)	(59)%	$3,457	$4,609	$(1,152)	(25)%

Basic Earnings Per Share	$1.31	$3.19			$5.39	$7.21
Diluted Earnings Per Share	$1.29	$3.16			$5.33	$7.17

Basic Weighted Average Shares Outstanding	642	639			641	639
Diluted Weighted Average Shares Outstanding	652	644			648	643

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DELTA AIR LINES, INC.

Passenger Revenue

(Unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
(in millions)	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Ticket - Main cabin	$6,047	$5,939	$108	2%	$24,497	$24,477	$20	–%
Ticket - Premium products	5,222	4,856	366	8%	20,599	19,119	1,480	8%
Loyalty travel awards	1,043	915	128	14%	3,841	3,462	379	11%
Travel-related services	503	464	39	8%	1,957	1,851	106	6%
Passenger revenue	$12,815	$12,174	$641	5%	$50,894	$48,909	$1,985	4%

DELTA AIR LINES, INC.

Other Revenue

(Unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
(in millions)	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Refinery	$1,122	$563	$559	99%	$4,642	$3,379	$1,263	37%
Loyalty program	846	802	44	5%	3,297	3,093	204	7%
Ancillary businesses	218	183	35	19%	772	840	(68)	(8)%
Miscellaneous	310	313	(3)	(1)%	1,216	1,104	112	10%
Other revenue	$2,495	$1,861	$634	34%	$9,927	$8,416	$1,511	18%

DELTA AIR LINES, INC.

Total Revenue

(Unaudited)

		Increase (Decrease)
		4Q24 vs 4Q23
Revenue	4Q24($M)	Change	Unit Revenue	Yield	Capacity
Domestic	$9,193	5%	(1)%	1%	6%
Atlantic	1,974	4%	6%	3%	(2)%
Latin America	987	4%	(1)%	(1)%	5%
Pacific	661	19%	(4)	(4)%	24%
Passenger Revenue	$12,815	5%	—%	1%	5%
Cargo Revenue	249	32%
Other Revenue	2,495	34%
Total Revenue	$15,559	9%	4%
Third Party Refinery Sales	(1,122)
Total Revenue, adjusted	$14,437	5.7%	0.4%

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DELTA AIR LINES, INC.

Statistical Summary

(Unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2024	2023	Change		2024	2023	Change
Revenue passenger miles (millions)	60,387	57,655	5%		246,145	232,241	6%
Available seat miles (millions)	72,035	68,462	5%		288,394	272,033	6%
Passenger mile yield (cents)	21.22	21.12	1%		20.68	21.06	(2)%
Passenger revenue per available seat mile (cents)	17.79	17.78	–%		17.65	17.98	(2)%
Total revenue per available seat mile (cents)	21.60	20.78	4%		21.37	21.34	–%
TRASM, adjusted - see Note A (cents)	20.04	19.95	0.4%		19.76	20.10	(1.6)%
Cost per available seat mile (cents)	19.22	18.84	2%		19.30	19.31	–%
CASM-Ex - see Note A (cents)	13.72	13.29	3.3%		13.54	13.17	2.8%
Passenger load factor	84%	84%	–	pts	85%	85%	–	pts
Fuel gallons consumed (millions)	1,021	978	4%		4,114	3,926	5%
Average price per fuel gallon	$2.36	$3.01	(21)%		$2.57	$2.82	(9)%
Average price per fuel gallon, adjusted - see Note A	$2.34	$3.00	(22)%		$2.56	$2.83	(10)%

10

DELTA AIR LINES, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	December 31,
(in millions)	2024	2023
Cash Flows From Operating Activities:
Net Income	$843	$2,037
Depreciation and amortization	635	610
(Gain) loss on fair value investments	242	(1,226)
Changes in air traffic liability	(1,208)	(1,694)
Changes in profit sharing	425	299
Changes in balance sheet and other, net	957	519
Net cash provided by operating activities	1,894	545

Cash Flows From Investing Activities:
Property and equipment additions:
Flight equipment, including advance payments	(970)	(1,085)
Ground property and equipment, including technology	(340)	(517)
Redemption of short-term investments	8	1,060
Other, net	133	7
Net cash used in investing activities	(1,169)	(535)

Cash Flows From Financing Activities:
Proceeds from long-term obligations	–	878
Payments on debt and finance lease obligations	(1,542)	(361)
Cash dividends	(96)	(64)
Other, net	49	(37)
Net cash (used in)/provided by financing activities	(1,590)	416

Net (Decrease)/Increase in Cash, Cash Equivalents and Restricted Cash Equivalents	(865)	426
Cash, cash equivalents and restricted cash equivalents at beginning of period	4,286	2,969
Cash, cash equivalents and restricted cash equivalents at end of period	$3,421	$3,395

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the Consolidated Balance Sheets to the total of the same such amounts shown above:

Current assets:
Cash and cash equivalents	$3,069	$2,741
Restricted cash included in prepaid expenses and other	168	199
Other assets:
Restricted cash included in other noncurrent assets	184	455
Total cash, cash equivalents and restricted cash equivalents	$3,421	$3,395

11

DELTA AIR LINES, INC.

Consolidated Balance Sheets

(Unaudited)

	December 31,	December 31,
(in millions)	2024	2023
ASSETS
Current Assets:
Cash and cash equivalents	$3,069	$2,741
Short-term investments	–	1,127
Accounts receivable, net	3,224	3,130
Fuel, expendable parts and supplies inventories, net	1,428	1,314
Prepaid expenses and other	2,135	1,957
Total current assets	9,856	10,269

Property and Equipment, Net:
Property and equipment, net	37,595	35,486

Other Assets:
Operating lease right-of-use assets	6,631	7,004
Goodwill	9,753	9,753
Identifiable intangibles, net	5,975	5,983
Equity investments	2,846	3,457
Other noncurrent assets	2,616	1,692
Total other assets	27,821	27,889
Total assets	$75,272	$73,644

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of debt and finance leases	$2,175	$2,983
Current maturities of operating leases	762	759
Air traffic liability	7,094	7,044
Accounts payable	4,650	4,446
Accrued salaries and related benefits	4,752	4,561
Loyalty program deferred revenue	4,314	3,908
Fuel card obligation	1,100	1,100
Other accrued liabilities	1,784	1,617
Total current liabilities	26,631	26,418

Noncurrent Liabilities:
Debt and finance leases	14,019	17,071
Pension, postretirement and related benefits	3,160	3,601
Loyalty program deferred revenue	4,512	4,512
Noncurrent operating leases	5,802	6,468
Deferred income taxes, net	2,170	908
Other noncurrent liabilities	3,711	3,561
Total noncurrent liabilities	33,374	36,121

Commitments and Contingencies

Stockholders' Equity:	15,267	11,105
Total liabilities and stockholders' equity	$75,272	$73,644

12

Note A: The following tables show reconciliations of non-GAAP financial measures. The reasons Delta uses these measures are described below. Reconciliations may not calculate due to rounding.

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures.

Forward Looking Projections. Delta is not able to reconcile forward looking non-GAAP financial measures without unreasonable effort because the adjusting items such as those used in the reconciliations below will not be known until the end of the period and could be significant.

Adjustments. These reconciliations include certain adjustments to GAAP measures that are made to provide comparability between the reported periods, if applicable, and for the reasons indicated below:

Third-party refinery sales. Refinery sales to third parties, and related expenses, are not related to our airline segment. Excluding these sales therefore provides a more meaningful comparison of our airline operations to the rest of the airline industry.

MTM adjustments on investments. Mark-to-market ("MTM") adjustments are defined as fair value changes recorded in periods other than the settlement period. Unrealized gains/losses result from our equity investments that are accounted for at fair value in non-operating expense. The gains/losses are driven by changes in stock prices, foreign currency fluctuations and other valuation techniques for investments in certain companies, particularly those without publicly-traded shares. Adjusting for these gains/losses allows investors to better understand and analyze our core operational performance in the periods shown.

MTM adjustments and settlements on hedges. MTM fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period, and therefore we remove this impact to allow investors to better understand and analyze our core performance. Settlements represent cash received or paid on hedge contracts settled during the applicable period.

Loss on extinguishment of debt. This adjustment relates to early termination of a portion of our debt. Adjusting for these losses allows investors to better understand and analyze our core operational performance in the periods shown.

Realized gain on sale of investments. This adjustment relates to gains on the sale of investments generated in adjusted results that had previously been included in GAAP results. During the September and December 2024 quarters, we sold our investment in CLEAR. Adjusting for this gain allows investors to better understand and analyze our core operational performance in the periods shown.

One-time pilot agreement expenses. In the March 2023 quarter, Delta pilots ratified a new four-year Pilot Working Agreement effective January 1, 2023. The agreement included a provision for a one-time payment made upon ratification in the March 2023 quarter of $735 million. Additionally, we recorded adjustments to other benefit-related items of approximately $130 million. Adjusting for these expenses allows investors to better understand and analyze our core cost performance.

Operating Revenue, adjusted and Total Revenue Per Available Seat Mile ("TRASM"), adjusted

	Three Months Ended			4Q24 vs 4Q23
(in millions)	December 31, 2024	March 31, 2024	December 31, 2023	% Change
Operating revenue	$15,559	$13,748	$14,223
Adjusted for:
Third-party refinery sales	(1,122)	(1,185)	(563)
Operating revenue, adjusted	$14,437	$12,563	$13,661	5.7%

	Year Ended
(in millions)	December 31, 2024	December 31, 2023	% Change
Operating revenue	$61,643	$58,048
Adjusted for:
Third-party refinery sales	(4,642)	(3,379)
Operating revenue, adjusted	$57,001	$54,669	4.3%

	Three Months Ended				4Q24 vs 4Q23
	December 31, 2024	September 30, 2024	March 31, 2024	December 31, 2023	% Change
TRASM (cents)	21.60	20.58	20.98	20.78
Adjusted for:
Third-party refinery sales	(1.56)	(1.42)	(1.81)	(0.82)
TRASM, adjusted	20.04	19.16	19.17	19.95	0.4%

13

	Year Ended
	December 31, 2024	December 31, 2023
TRASM (cents)	21.37	21.34
Adjusted for:
Third-party refinery sales	(1.61)	(1.24)
TRASM, adjusted	19.76	20.10

Pre-Tax Income, Net Income, and Diluted Earnings per Share, adjusted

	Three Months Ended			Three Months Ended
	December 31, 2024			December 31, 2024
	Pre-Tax	Income	Net	Earnings
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$1,201	$(358)	$843	$1.29
Adjusted for:
MTM adjustments on investments	247
MTM adjustments and settlements on hedges	17
Loss on extinguishment of debt	3
Realized gain on sale of investments	98
Non-GAAP	$1,566	$(363)	$1,203	$1.85

	Three Months Ended			Three Months Ended
	December 31, 2023			December 31, 2023
	Pre-Tax	Income	Net	Earnings
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$2,275	$(238)	$2,037	$3.16
Adjusted for:
MTM adjustments on investments	(1,218)
MTM adjustments and settlements on hedges	7
Non-GAAP	$1,064	$(238)	$826	$1.28

	Three Months Ended			Three Months Ended
	March 31, 2024			March 31, 2024
	Pre-Tax	Income	Net	Earnings
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$122	$(85)	$37	$0.06
Adjusted for:
MTM adjustments on investments	227
MTM adjustments and settlements on hedges	27
Loss on extinguishment of debt	4
Non-GAAP	$380	$(92)	$288	$0.45

14

	Year Ended			Year Ended
	December 31, 2024			December 31, 2024
	Pre-Tax	Income	Net	Earnings
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$4,658	$(1,201)	$3,457	$5.33
Adjusted for:
MTM adjustments on investments	319
MTM adjustments and settlements on hedges	21
Loss on extinguishment of debt	39
Realized gain on sale of investments	164
Non-GAAP	$5,201	$(1,212)	$3,990	$6.16

	Year Ended			Year Ended
	December 31, 2023			December 31, 2023
	Pre-Tax	Income	Net	Earnings
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$5,608	$(999)	$4,609	$7.17
Adjusted for:
MTM adjustments on investments	(1,263)
MTM adjustments and settlements on hedges	(52)
Loss on extinguishment of debt	63
One-time pilot agreement expenses	864
Non-GAAP	$5,220	$(1,200)	$4,020	$6.25

Operating Cash Flow, adjusted. We present operating cash flow, adjusted because management believes adjusting for the following items provide a more meaningful measure for investors:

Net cash flows related to certain airport construction projects and other. Cash flows related to certain airport construction projects are included in our GAAP operating activities. We have adjusted for these items, which were primarily funded by cash restricted for airport construction, to provide investors a better understanding of the company's operating cash flow that is core to our operations in the periods shown.

Pilot agreement payment. In March 2023, Delta pilots ratified a new four-year Pilot Working Agreement effective January 1, 2023. The agreement includes a provision for a one-time payment upon ratification in the March 2023 quarter of $735 million. We adjust for this item to provide investors a better understanding of our recurring free cash flow generated by our operations.

	Three Months Ended
(in millions)	December 31, 2024	December 31, 2023
Net cash provided by operating activities	$1,894	$545
Adjusted for:
Net cash flows related to certain airport construction projects and other	(111)	(45)
Operating cash flow, adjusted	$1,782	$499

	Year Ended
(in millions)	December 31, 2024	December 31, 2023
Net cash provided by operating activities	$8,025	$6,464
Adjusted for:
Net cash flows related to certain airport construction projects and other	(31)	17
Pilot agreement payment	–	735
Net cash provided by operating activities, adjusted	$7,994	$7,216

15

Free Cash Flow. We present free cash flow because management believes this metric is helpful to investors to evaluate the company's ability to generate cash that is available for use for debt service or general corporate initiatives. Free cash flow is also used internally as a component of our incentive compensation programs. Free cash flow is defined as net cash from operating activities and net cash from investing activities, adjusted for (i) net redemptions of short-term investments and (ii) net cash flows related to certain airport construction projects. These adjustments are made for the following reasons:

Net redemptions of short-term investments. Net redemptions of short-term investments represent the net purchase and sale activity of investments and marketable securities in the period, including gains and losses. We adjust for this activity to provide investors a better understanding of the company's free cash flow generated by our operations.

Net cash flows related to certain airport construction projects and other. Cash flows related to certain airport construction projects are included in our GAAP operating activities and capital expenditures. We have adjusted for these items, which were primarily funded by cash restricted for airport construction, to provide investors a better understanding of the company's free cash flow and capital expenditures that are core to our operations in the periods shown.

Three Months Ended
(in millions)	December 31, 2024
Net cash provided by operating activities	$1,894
Net cash used in investing activities	(1,169)
Adjusted for:
Net redemptions of short-term investments	(8)
Net cash flows related to certain airport construction projects and other	(39)
Free cash flow	$678

Year Ended
(in millions)	December 31, 2024
Net cash provided by operating activities	$8,025
Net cash used in investing activities	(3,739)
Adjusted for:
Net redemptions of short-term investments	(1,137)
Net cash flows related to certain airport construction projects and other	276
Free cash flow	$3,424

Operating Income, adjusted

	Three Months Ended
(in millions)	December 31, 2024	December 31, 2023
Operating income	$1,717	$1,323
Adjusted for:
MTM adjustments and settlements on hedges	17	7
Operating income, adjusted	$1,735	$1,330

	Year Ended
(in millions)	December 31, 2024	December 31, 2023
Operating Income	$5,995	$5,521
Adjusted for:
MTM adjustments and settlements on hedges	21	(52)
One-time pilot agreement expenses	–	864
Operating income, adjusted	$6,016	$6,334

16

Operating Margin, adjusted

	Three Months Ended
	December 31, 2024	December 31, 2023
Operating margin	11.0%	9.3%
Adjusted for:
Third-party refinery sales	0.9	0.4
MTM adjustments and settlements on hedges	0.1	0.1
Operating margin, adjusted	12.0%	9.7%

	Year Ended
	December 31, 2024	December 31, 2023
Operating margin	9.7%	9.5%
Adjusted for:
Third-party refinery sales	0.8	0.7
MTM adjustments and settlements on hedges	–	(0.1)
One-time pilot agreement expenses	–	1.5
Operating margin, adjusted	10.6%	11.6%

Pre-Tax Margin, adjusted

	Three Months Ended
	December 31, 2024	December 31, 2023
Pre-tax margin	7.7%	16.0%
Adjusted for:
Third-party refinery sales	0.8	0.3
MTM adjustments on investments	1.6	(8.6)
MTM adjustments and settlements on hedges	0.1	0.1
Realized gain on sale of investments	0.6	–
Pre-tax margin, adjusted	10.8%	7.8%

	Year Ended
	December 31, 2024	December 31, 2023
Pre-tax margin	7.6%	9.7%
Adjusted for:
Third-party refinery sales	0.7	0.6
MTM adjustments on investments	0.5	(2.2)
MTM adjustments and settlements on hedges	–	(0.1)
Loss on extinguishment of debt	0.1	0.1
Realized gain on sale of investments	0.3	–
One-time pilot agreement expenses	–	1.5
Pre-tax margin, adjusted	9.1%	9.5%

17

Adjusted Debt to Earnings Before Interest, Taxes, Depreciation, Amortization and Rent ("EBITDAR"). We present adjusted debt to EBITDAR because management believes this metric is helpful to investors in assessing the company's overall debt profile. Adjusted debt includes total operating lease liabilities (including fleet, ground and other), sale-leaseback financing liabilities and unfunded pension liabilities. We calculate EBITDAR by adding depreciation and amortization to GAAP operating income and adjusting for the fixed portion of operating lease expense.

(in millions)	December 31, 2024	December 31, 2023
Debt and finance lease obligations	$16,194	$20,054
Plus: operating lease liabilities	6,564	7,227
Plus: sale-leaseback financing liabilities	1,835	1,887
Plus: unamortized discount/(premium) and debt issue cost, net and other	26	83
Plus: unfunded pension liabilities	–	145
Adjusted debt	$24,619	$29,396

	Year Ended
(in millions)	December 31, 2024		December 31, 2023
GAAP operating income	$5,995		$5,521
Adjusted for:
MTM adjustments and settlements on hedges	21		(52)
One-time pilot agreement expenses	–		864
Operating income, adjusted	6,016		6,333
Adjusted for:
Depreciation and amortization	2,513		2,341
Fixed portion of operating lease expense	974		974
EBITDAR	$9,503		$9,648

Adjusted Debt to EBITDAR	2.6	x	3.0	x

After-tax Return on Invested Capital ("ROIC"). We present after-tax return on invested capital as management believes this metric is helpful to investors in assessing the company's ability to generate returns using its invested capital. Return on invested capital is tax-effected adjusted operating income (using our effective tax rate for each respective period) divided by average adjusted invested capital. Average stockholders' equity and average adjusted gross debt are calculated using amounts as of the end of the current period and comparable period in the prior year. All adjustments to calculate ROIC are intended to provide a more meaningful comparison of our results to comparable companies.

Interest expense included in aircraft rent. This adjustment relates to interest expense related to operating lease transactions. Adjusting for these results allows investors to better understand our core operational performance in the periods shown as it neutralizes the effect of lease financing structure.

Year Ended
(in millions)	December 31, 2024
Operating income	$5,995
Adjusted for:
MTM adjustments and settlements on hedges	21
Interest expense included in aircraft rent	165
Adjusted operating income	$6,181
Tax effect	(1,442)
Tax-effected adjusted operating income	$4,739

Average stockholders' equity	$13,186
Average adjusted gross debt	23,590
Average adjusted invested capital	$36,776

After-tax Return on Invested Capital	12.9%

18

Operating revenue, adjusted related to premium products and diverse revenue streams

Year Ended
(in millions)	December 31, 2024
Operating revenue	$61,643
Adjusted for:
Third-party refinery sales	(4,642)
Operating revenue, adjusted	$57,001
Less: main cabin revenue	(24,497)
Operating revenue, adjusted related to premium products and diverse revenue streams	$32,504
Percent of operating revenue, adjusted related to premium products and diverse revenue streams	57%

Operating Expense, adjusted

	Three Months Ended
(in millions)	December 31, 2024	December 31, 2023
Operating expense	$13,842	$12,900
Adjusted for:
Third-party refinery sales	(1,122)	(563)
MTM adjustments and settlements on hedges	(17)	(7)
Operating expense, adjusted	$12,702	$12,330

	Year Ended
(in millions)	December 31, 2024	December 31, 2023
Operating expense	$55,648	$52,527
Adjusted for:
Third-party refinery sales	(4,642)	(3,379)
MTM adjustments and settlements on hedges	(21)	52
One-time pilot agreement expenses	–	(864)
Operating expense, adjusted	$50,985	$48,335

Adjusted Non-Fuel Cost and Non-Fuel Unit Cost or Cost per Available Seat Mile, ("CASM-Ex")

We adjust operating expense and CASM for certain items described above, as well as the following items and reasons described below:

Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year financial performance. The adjustment for aircraft fuel and related taxes allows investors to better understand and analyze our non-fuel costs and year-over-year financial performance.

Profit sharing. We adjust for profit sharing because this adjustment allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.

Three Months Ended
(in millions)	December 31, 2024
Operating expense	$13,842
Adjusted for:
Aircraft fuel and related taxes	(2,409)
Third-party refinery sales	(1,122)
Profit sharing	(425)
Non-Fuel Cost	$9,886

19

Year Ended
(in millions)	December 31, 2024
Operating Expense	$55,648
Adjusted for:
Aircraft fuel and related taxes	(10,566)
Third-party refinery sales	(4,642)
Profit sharing	(1,389)
Non-Fuel Cost	$39,051

	Three Months Ended
	December 31, 2024	December 31, 2023	% Change
CASM (cents)	19.22	18.84
Adjusted for:
Aircraft fuel and related taxes	(3.34)	(4.30)
Third-party refinery sales	(1.56)	(0.82)
Profit sharing	(0.59)	(0.44)
CASM-Ex	13.72	13.29	3.3%

	Year Ended
	December 31, 2024	December 31, 2023	% Change
CASM (cents)	19.30	19.31
Adjusted for:
Aircraft fuel and related taxes	(3.66)	(4.07)
Third-party refinery sales	(1.61)	(1.24)
Profit sharing	(0.48)	(0.51)
One-time pilot agreement expenses	–	(0.32)
CASM-Ex	13.54	13.17	2.8%

Total fuel expense, adjusted and Average fuel price per gallon, adjusted

				Average Price Per Gallon
	Three Months Ended			Three Months Ended
	December 31,	December 31,		December 31,	December 31,
(in millions, except per gallon data)	2024	2023	% Change	2024	2023	% Change
Total fuel expense	$2,409	$2,941		$2.36	$3.01
Adjusted for:
MTM adjustments and settlements on hedges	(17)	(7)		(0.02)	(0.01)
Total fuel expense, adjusted	$2,391	$2,933	(18)%	$2.34	$3.00	(22)%

				Average Price Per Gallon
	Year Ended			Year Ended
	December 31,	December 31,		December 31,	December 31,
(in millions, except per gallon data)	2024	2023	% Change	2024	2023	% Change
Total fuel expense	$10,566	$11,069		$2.57	$2.82
Adjusted for:
MTM adjustments and settlements on hedges	(21)	52		(0.01)	0.01
Total fuel expense, adjusted	$10,544	$11,121	(5)%	$2.56	$2.83	(10)%

20

Gross Capital Expenditures. We adjust capital expenditures for the following items to determine gross capital expenditures for the reasons described below:

Net cash flows related to certain airport construction projects. Cash flows related to certain airport construction projects are included in capital expenditures. We adjust for these items because management believes investors should be informed that a portion of these capital expenditures from airport construction projects are either funded with restricted cash specific to these projects or reimbursed by a third party.

Financed aircraft acquisitions. This adjusts capital expenditures to reflect aircraft deliveries that are leased as capital expenditures. The adjustment is based on their original contractual purchase price or an estimate of the aircraft's fair value and provides a more meaningful view of our investing activities.

	Three Months Ended
(in millions)	December 31, 2024	December 31, 2023
Flight equipment, including advance payments	$970	$1,085
Ground property and equipment, including technology	340	517
Adjusted for:
Net cash flows related to certain airport construction projects	(73)	(400)
Gross capital expenditures	$1,238	$1,201

	Year Ended
(in millions)	December 31, 2024	December 31, 2023
Flight equipment, including advance payments	$3,914	$3,645
Ground property and equipment, including technology	1,226	1,678
Adjusted for:
Financed aircraft acquisitions	–	461
Net cash flows related to certain airport construction projects	(306)	(479)
Gross capital expenditures	$4,834	$5,305

Adjusted Net Debt. We use adjusted gross debt, including fleet operating lease liabilities (comprised of aircraft and engine leases and regional aircraft leases embedded within our capacity purchase agreements) and unfunded pension liabilities, in addition to adjusted debt and finance leases, to present estimated financial obligations. We reduce adjusted total debt by cash, cash equivalents, short-term investments and LGA restricted cash, resulting in adjusted net debt, to present the amount of assets needed to satisfy the debt. Management believes this metric is helpful to investors in assessing the company's overall debt profile.

(in millions)	December 31, 2024	December 31, 2023	$ Change
Debt and finance lease obligations	$16,194	$20,054
Plus: sale-leaseback financing liabilities	1,835	1,887
Plus: unamortized discount/(premium) and debt issue cost, net and other	26	83
Adjusted debt and finance lease obligations	$18,055	$22,024
Plus: fleet operating lease liabilities	3,178	3,778
Plus: unfunded pension liabilities	–	145
Adjusted gross debt	$21,234	$25,947
Less: cash, cash equivalents and short-term investments	(3,069)	(3,869)
Less: LGA restricted cash	(184)	(455)
Adjusted net debt	$17,980	$21,623	$(3,643)

21